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                                                                    EXHIBIT 10.6


                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT, entered into and effective February 7, 2000 (the "Effective Date") is made by and between Cogent Communications, Inc., a Delaware corporation (the "Company") and David Schaeffer (the "Executive").

                                    RECITALS:

                  A. It is the desire of the Company to assure itself of the services of the Executive by engaging the Executive as its Chairman, Chief Executive Officer and President.

                  B. The Executive desires to serve the Company on the terms herein provided.

                  NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

                  1.    CERTAIN DEFINITIONS.

                        (a) "Annual Base Salary" shall have the meaning set forth in Section 5(a).

                        (b) "Board" shall mean the Board of Directors of the Company.

                        (c)   "Bonus" shall have the meaning set forth in
         Section 5(b).

                        (d) The Company shall have "Cause" to terminate the Executive's employment hereunder upon the Executive's:

                              (i) fraud, embezzlement, or any other illegal act committed intentionally by the Executive in connection with the Executive's duties as an executive of the Company,

                              (ii) conviction of or plea of NOLO CONTENDRE to, any felony , or

                              (iii) willful or grossly negligent infliction of material economic injury to the Company.

                              (iv)   willful failure to perform his duties
                  under Section 3 hereof (other than any such failure resulting from a material breach of the obligations of the Company hereunder or the death or Disability of Employee or any such failure occurring after any of the events constituting "Good Reason" hereunder has occurred) if such failure is not corrected within thirty (30) business days after receipt by Employee of a written notice which identifies in reasonable detail the manner in which the Company believes that Employee has not performed his duties hereunder, or


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                              (v) any material breach of Employee's obligations
                  under the Confidentiality and Non-Compete Agreement executed pursuant to Section 9 hereof.

                        (e) "Change in Control" shall mean any of the following events:

                              (i) any consolidation, share exchange, merger, issuance or transfer of the Securities of the Company (a "Change of Control Transaction") (A) in which the shareholders of the Company immediately prior to such Change of Control Transaction do not own at least a majority of the voting power of the entity which survives/results from such Change of Control Transaction or (B) in which a shareholder of the Company immediately before such Change of Control Transaction, who does not own a majority of the voting stock of the Company immediately prior to such Change of Control Transaction, owns a majority of the Company's voting stock after such Change of Control Transaction other than any such change resulting from a sale by Employee of his shares of the Company;

                              (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, including stock held in subsidiary corporations or interests held in subsidiary ventures, or

                              (iii)  after registration of the Company's
                  securities, the Company shall file a report with the Securities and Exchange Commission on Form 8-K (or any successor thereto), that a change in control (other than any such change resulting from a sale by Employee of his shares of the Company) of or over the Company has occurred.

                        (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                        (g) "Committee" shall mean the Compensation Committee of the Board.

                        (h) "Company" shall have the meaning set forth in the preamble hereto.

                        (i) "Company Stock" shall mean the $.001 par value common stock of the Company.

                        (j) "Contract Year" shall mean each twelve month period beginning on the Effective Date or an annual anniversary thereof.

                        (k) "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death and (ii) if the Executive's


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         employment is terminated pursuant to Section 6(a)(ii) - (vi) the date specified in the Notice of Termination.

                        (l) "Disability" shall mean any mental or physical illness, condition, disability or incapacity which:

                              (i) prevents the Executive from discharging substantially all of the essential job responsibilities and employment duties,

                              (ii) continues for a period of 180 days (whether or not consecutive) during any 12 month period, and

                              (iii) results in a written determination that the Executive is "totally disabled" for the purpose of receiving disability income payments pursuant to the disability policy for the benefit of Executive in effect at such time.

         A Disability shall be deemed to have occurred on the 180th consecutive day of such Disability and shall be determined in accordance with applicable law relating to disability.

                        (m) "Executive" shall have the meaning set forth in the preamble hereto.

                        (n) "Extension Term" shall have the meaning set forth in Section 2.

                        (o)   "Good Reason" shall mean:

                              (i) any assignment of duties inconsistent with the Executive's position(s) with the Company or any subsidiary of the Company, or a change in the Executive's reporting responsibilities, titles or offices or any removal of the Executive from or any failure to reelect him to his position(s) (other than any such change resulting from the election by the Board of a non-executive Chairman, as approved by 2/3 of the Board then sitting), or any material change by the Company or any subsidiary in the Executive's functions, duties, or responsibilities, which change would cause the Executive's position to become one of lesser responsibility, importance or scope from the position(s) (each "Constructive Termination");

                              (ii) any violation or breach of this Agreement by the Company in any material respect and the failure of the Company to correct such breach within thirty (30) business days after the receipt by the Company of a written notice from Employee specifying in reasonable detail the nature of such breach);

                              (iii) any change in the Company's principal place of business to a place outside the Washington, DC metropolitan area, other than for good faith business reasons; or


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                              (iv)   the failure by the Company or any
                  subsidiary of the Company to continue any benefit plan, life insurance plan, health and accident plan or disability plan in which the Executive is participating or the taking of any action by the Company or any subsidiary which would materially and adversely affect the Executive's participation in or materially reduce benefits under any of such plans, unless (except in the case of a pension plan) such plan is generally available to all employees of the Company or any such subsidiary, as the case may be, and any such failure or action similarly affects all similarly situated participants in such plan.

                        (p)   "Initial Term" shall have the meaning set forth in
          Section 2.

                        (q) "Notice of Termination" shall have the meaning set forth in Section 6(b).

                        (r)   "Term" shall have the meaning set forth in
          Section 2.

                  2. EMPLOYMENT. The Company shall employ the Executive and the Executive shall enter the employ of the Company, for the period set forth in this Section 2, in the positions set forth in the first sentence of Section 3 and upon the other terms and conditions herein provided. The initial term of employment under this Agreement (the "Initial Term") shall be for the period beginning on the Effective Date and ending on December 31, 2003, unless earlier terminated as provided in Section 6. The Initial Term shall automatically be extended for a single additional period expiring December 31, 2006 (the "Extension Term") unless either party hereto gives written notice of non-extension to the other no later than September 1, 2003. (The Initial Term and any Extension Term shall be collectively referred to as the "Term" hereunder). Failure to elect or reelect to the Board the Executive designees or any other designee whom the Executive is entitled to designate pursuant to agreements with the Company shall constitute a material breach of this Agreement.

                  3. POSITION AND DUTIES. The Executive shall serve as Chairman, Chief Executive Officer and President of the Company, reporting to the Board, with such responsibilities, duties and authority as are customary for such role. The Executive shall devote substantially his full business time and attention toward the fulfillment and execution of all assigned duties. The Executive may devote such time and attention to (i) community and civic activities, of various organizations of which he may be a director, officer or member; (ii) serving as a fiduciary of an estate or trust for the benefit of a member of his family or a friend; (iii) plan or engage in business activities or ventures related to his personal, real estate and other investments; or (iv) other activities appropriate and not inconsistent with his duties and responsibilities hereunder.

                  4. PLACE OF PERFORMANCE. In connection with his employment during the Term, the Executive shall be based at the Company's principal place of business in the metropolitan DC area (the "Corporate Headquarters"), except where such principal place of business is changed for good business reasons.


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                  5.    COMPENSATION AND RELATED MATTERS.

                        (a) ANNUAL BASE SALARY. During the Term the Executive shall receive a base salary at a rate of $250,000 per annum (the "Annual Base Salary"), paid in accordance with the Company's general payroll practices for executives, but no less frequently than monthly. No less frequently than annually during the Term, the Board and the Committee shall review the rate of Annual Base Salary payable to the Executive, and may increase, but may not decrease, the rate of Annual Base Salary payable hereunder; PROVIDED, HOWEVER, that any increased rate shall thereafter be the rate of "Annual Base Salary" hereunder.

                        (b) BONUS. Except as otherwise provided for herein, for each calendar year on which the Executive is employed hereunder on the last day, the Executive shall be eligible to receive a Bonus (the "Bonus") in such amount as may be determined by the Committee.

                        (c) BENEFITS. The Executive shall be entitled to receive such benefits and to participate in such employee group benefit plans, including health insurance, as provided by the Company to its executives in accordance with the plans, practices and programs of the Company. The Company shall provide the Executive with life insurance with a death benefit equal to $2,000,000, the proceeds of which are payable to the Executive or any Executive designated beneficiary. The Company shall also provide long-term disability insurance to replace two-thirds of the Executive's Annual Base Salary. The Company shall pay the cost of all premiums associated with such life and disability insurance.

                        (d) EXPENSES. The Company shall reimburse the Executive for all reasonable and necessary expenses incurred by the Executive in connection with the performance of the Executive's duties as an employee and Director of the Company. Such reimbursement is subject to the submission to the Company by the Executive of appropriate documentation and/or vouchers in accordance with the customary procedures of the Company for expense reimbursement, as such procedures may be revised by the Company from time to time hereafter.

                        (e) VACATIONS. The Executive shall be entitled to paid vacation in accordance with the Company's vacation policy as in effect from time to time. However, in no event shall the Executive be entitled to less than three (3) weeks vacation per Contract Year. The Executive shall also be entitled to paid holidays and personal days in accordance with the Company's practice with respect to same as in effect from time to time. To the extent any paid vacation days are not used by Executive during any calendar year, those unused vacation days shall be carried forward from year to year and used in any succeeding year, but in no event shall executive be entitled to more than six (6) weeks vacation in any single year. To the extent there are any unused vacation days at the termination of Executive's employment, Executive shall receive a lump sum payment for up to six (6) weeks of such unused vacation days (including any vacation days carried


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         forward from prior years) within thirty (30) days after the effective date of the termination and any additional vacation days shall be forfeited.

                        (f) ADDITIONAL BENEFITS. Anything to the contrary hereinabove stated notwithstanding, if the Company continues or adopts any plan or plans of any nature including but without limiting the generality of the foregoing pension plan, profit sharing plan, bonus plans, or insurance plans, by the terms of which Executive would be eligible to participate therein, then Executive shall be entitled to receive all emoluments or benefits as may be provided thereby as are provided to similarly situated senior executives of the Company, in addition to all of his other rights and benefits hereunder. Nothing paid to the Executive under any such plan(s) or arrangement(s) will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

                  6. TERMINATION. The Executive's employment hereunder may be terminated by the Company, on the one hand, or the Executive, on the other hand, as applicable, without any breach of this Agreement only under the following circumstances:

                        (a)   Terminations.

                              (i)    DEATH.  The Executive's employment
                  hereunder shall terminate upon his death.

                              (ii) DISABILITY. If the Executive has incurred a Disability, the Company may give the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive.

                              (iii)  CAUSE. The Company may terminate the
                  Executive's employment hereunder for Cause. Any such termination for Cause may only be effected by the affirmative vote of a two-thirds majority of the Board of Directors (other than the Executive), after written notice to the Executive and an opportunity to appear before the Board (with counsel) to respond to the allegations which are in such written notice, that the Executive has engaged in the alleged conduct and that in their good faith judgment such conduct warrants termination for Cause.

                              (iv) GOOD REASON. The Executive may terminate his employment for Good Reason.


                              (v) WITHOUT CAUSE. The Company may terminate the Executive's employment hereunder without Cause.


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                              (vi)   RESIGNATION WITHOUT GOOD REASON. The
                  Executive may resign his employment without Good Reason upon 30 days written notice to the Company.

                        (b) NOTICE OF TERMINATION. Any termination of the Executive's employment by the Company or by the Executive under this
         Section 6 (other than termination pursuant to paragraph (a)(i)) shall be communicated by a written notice to the other party hereto indicating the specific termination provision in this Agreement relied upon, setting forth in reasonable detail any facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and specifying a Date of Termination which, except in the case of termination for Cause or Disability, shall be at least thirty days following the date of such notice (a "Notice of Termination").

                  7.    SEVERANCE PAYMENTS.

                        (a) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. If the Executive's employment shall terminate without Cause (pursuant to Section 6(a)(v)) (which for this purpose shall include any termination by reason of the Company's non-extension or non-renewal of this Agreement beyond the Initial Term), or for Good Reason (pursuant to
         Section 6(a)(iv)), the Company shall:

                              (i) pay to the Executive, in a lump sum cash payment as soon as practicable following the Date of Termination, an amount equal to his then current rate of Annual Base Salary, and

                              (ii) continue to provide the Executive with all employee benefits and perquisites which he was participating in or receiving at the time of the Termination of Employment for a period of one (1) year. If such benefits cannot be provided under the Company's programs, such benefits and perquisites will be provided on an individual basis to the Executive such that his after-tax costs will be no greater than the costs for such benefits and perquisites under the Company's programs.

                        (b) SURVIVAL. The expiration or termination of the Term shall not impair the rights or obligations of any party hereto which shall have accrued hereunder prior to such expiration.

                        (c) MITIGATION OF DAMAGES. In the event of any termination of the Executive's employment by the Company, the Executive shall not be required to seek other employment to mitigate damages, and any income earned by the Executive from other employment or self-employment shall not be offset against any obligations of the Company to the Executive under this Agreement.


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                  8.    PARACHUTE PAYMENTS.

                        (a) If it is determined (as hereafter provided) that by reason of any payment or Option vesting occurring pursuant to the terms of this Agreement (or otherwise under any other agreement, plan or program) upon a change in control (for the purposes of this
         Section 8, as defined under applicable law) (collectively a "Payment") the Executive would be subject to the excise tax imposed by Code
         Section 4999 (the "Parachute Tax"), then the Executive shall be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any Parachute Tax) imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Parachute Tax imposed upon the Payment, provided, however, that the Gross-Up Payment hereunder shall be capped at 20% of the Payment.

                        (b) Subject to the provisions of Section 8(a) hereof, all determinations required to be made under this Section 8, including whether a Parachute Tax is payable by the Executive and the amount of such Parachute Tax and whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the nationally recognized firm of certified public accountants (the "Accounting Firm") used by the Company prior to the change in control (or, if such Accounting Firm declines to serve, the Accounting Firm shall be a nationally recognized firm of certified public accountants selected by the Executive).

                  9. COMPETITION AND CONFIDENTIALITY. Concurrently herewith, the Executive and the Company shall enter into a Confidentiality and Non-Compete Agreement.

                  10. INDEMNIFICATION. The Executive shall be entitled to indemnification set forth in the Company's Amended and Restated Certificate of Incorporation to the maximum extent allowed under the laws of the State of Delaware, and he shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Company or any of its subsidiaries or his serving or having served any other enterprise as a director, officer or employee at the request of the Company.

                  11. NO DELEGATION. The Executive shall not delegate his employment obligations under this Agreement to any other person.

                  12. ASSIGNMENT. Neither party may assign any of its obligations hereunder without the prior written consent of the other party.

                  13. NOTICES. Any written notice required by this Agreement will be deemed provided and delivered to the intended recipient when (a) delivered in person by hand; or (b) three days after being sent via U.S. certified mail, return receipt requested; or (c) the day after

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being sent via by overnight courier, in each case when such notice is properly addressed to the following address and with all postage and similar fees having been paid in advance:

         If to the Company:        Cogent Communications, Inc.
                                   1015 31st Street, N.W.
                                   Suite 330
                                   Washington, D.C. 20007
                                   Fax: (202) 338-8798



         with a copy to:           John D. Watson
                                   Latham & Watkins
                                   1001 Pennsylvania Ave., N.W.
                                   Suite 1300
                                   Washington, D.C.  20004
                                   Fax:  (202) 637-2201

         If to the Executive: to him at the address set forth below under his signature.

Either party may change the address to which notices, requests, demands and other communications to such party shall be delivered personally or mailed by giving written notice to the other party in the manner described above.

                  14. BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns.

                  15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the listed parties with respect to the subject matter described in this Agreement and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties with respect to such subject matter. This Agreement may not be modified, amended, altered or rescinded in any manner, except by written instrument signed by both of the parties hereto; provided, however, that the waiver by either party of a breach or compliance with any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or compliance.

                  16. SEVERABILITY. In case any one or more of the provisions of this Agreement shall be held by any court of competent jurisdiction or any arbitrator selected in accordance with the terms hereof to be illegal, invalid or unenforceable in any respect, such provision shall have no force and effect, but such holding shall not affect the legality, validity or enforceability of any other provision of this Agreement provided that the provisions held illegal, invalid or unenforceable does not reflect or manifest a fundamental benefit bargained for by a party hereto.

                  17. CHOICE OF LAW. The Executive and the Company intend and hereby acknowledge that jurisdiction over disputes with regard to this Agreement, and over all aspects


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of the relationship between the parties hereto, shall be governed by the laws of the District of Columbia without giving effect to its rules governing conflicts of laws.

                  18. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement.

                  19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                            [signature page follows]




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                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                       COGENT COMMUNICATIONS, INC.

                                       By:
                                           -------------------------------------
                                       Its:
                                           -------------------------------------





                                       -----------------------------------------
                                       David Schaeffer
                                       In his individual capacity





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